Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      The undersigned hereby certify that pursuant to the provisions of 18 U.S.C. 1350(a), the Annual Report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K”) of Hearst-Argyle Television, Inc., a Delaware corporation (the “Company”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the periods indicated.

By:	/s/ David J. Barrett

Name: David J. Barrett

Title:	President and Chief Executive Officer

By:	/s/ Harry T. Hawks

Name: Harry T. Hawks

Title:	Executive Vice President and Chief Financial Officer
Dated: February 28, 2005

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